EXHIBIT 99.1

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE
DECEMBER 11, 2003
                                                FOR FURTHER INFORMATION CONTACT:
                                                     MICHAEL L. BOWLIN, CHAIRMAN
                                                                  (505) 266-5985
                                                RUDY R. MILLER, CHAIRMAN AND CEO
                                                                THE MILLER GROUP
                                              INVESTOR RELATIONS FOR THE COMPANY
                                                                  (602) 225-0504


               BOWLIN TRAVEL CENTERS REPORT NINE MONTH FISCAL 2004

                            AND THIRD QUARTER RESULTS

ALBUQUERQUE, NEW MEXICO, DECEMBER 11, 2003 -- BOWLIN TRAVEL CENTERS, INC. (OTC-BB: BWTL.OB) today reported net income of $412,000, or $0.09 per basic and diluted share for the nine month period ended October 31, 2003 and net income of $24,000, or $0.01 per basic and diluted share for the third quarter period.

By comparison, Bowlin Travel Centers reported net income of $431,000, or $0.09 per basic and diluted share for the nine month period in fiscal year 2003 and net income of $27,000, or $0.01 per basic and diluted share for the prior year third quarter period.

Net sales for the nine month period were $16.561 million, off 3.4% from the prior year net sales of $17.150 million reflecting a continuation of uncertainties in tourism trends. In addition, ongoing interstate road construction near one location has continued to be disruptive to highway traffic flow and was a minor contributing factor in depressing sales in the third quarter.

"While our third quarter net results are below last year, our basic operations remain strong. Gross profits increased 0.8% to $1.798 million, primarily attributed to the continual improvement in costs of goods management and increases in volume purchasing. We have reduced our interest expense by taking advantage of current low rates and as a result of our debt reduction," stated Michael L. Bowlin, chairman and chief executive officer. "We continue to operate with a focus on increasing shareholder equity and value."


CERTAIN STATEMENTS CONTAINED HEREIN WITH RESPECT TO FACTORS WHICH MAY AFFECT FUTURE EARNINGS, INCLUDING MANAGEMENT'S BELIEFS AND ASSUMPTIONS BASED ON INFORMATION CURRENTLY AVAILABLE, ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS THAT ARE NOT HISTORICAL FACTS INVOLVE RISKS AND UNCERTAINTIES, AND RESULTS COULD VARY MATERIALLY FROM THE DESCRIPTIONS CONTAINED HEREIN. FOR MORE DETAILS ON RISK FACTORS, SEE THE COMPANY'S ANNUAL REPORTS ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q AND OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                            FINANCIAL TABLES FOLLOWS:

Bowlin Travel Centers Report
Nine Month Fiscal 2004 and Third Quarter Results
December 11, 2003
Page 2

      The following tables outline the company's financial results for the third quarter of fiscal 2004.

                Condensed Balance Sheets and Statements of Income


                                  BALANCE SHEET

(IN THOUSANDS)                                     October 31       January 31,
                                                      2003             2003
                                                   (UNAUDITED)

Cash and cash equivalents                          $     1,272      $     2,416

Other current assets                                     3,299            3,555
                                                   -----------      -----------

     Total Current Assets                                4,571            5,971

Property and equipment, net                             10,180            9,167

Other assets                                             1,924            1,245
                                                   -----------      -----------

     Total Assets                                  $    16,675      $    16,383
                                                   ===========      ===========

Liability and Shareholders' Equity

Current liabilities                                 $    2,357      $     1,933

Long-term debt                                           2,875            3,400

Deferred income taxes                                      571              590
                                                   -----------      -----------

           Total Liabilities                             5,803            5,923

Shareholders' equity                                    10,872           10,460
                                                   -----------      -----------

Total Liabilities and Shareholders' Equity         $    16,675      $    16,383
                                                   ===========      ===========


                                                                        more....

Bowlin Travel Centers Report
Nine Month Fiscal 2004 and Third Quarter Results
December 11, 2003
Page 3

                         CONDENSED STATEMENTS OF INCOME
                                   (UNAUDITED)
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                 THREE MONTHS ENDED             NINE MONTHS ENDED
                                                     OCTOBER 31,                   OCTOBER 31,
                                             --------------------------    --------------------------

                                                 2003          2002            2003          2002
                                             --------------------------    --------------------------

Net sales                                    $     5,182    $     5,232    $    16,561    $    17,150

Cost of goods sold                                (3,384)        (3,449)       (10,583)       (11,271)

General and administrative expenses               (1,587)        (1,546)        (4,831)        (4,667)

Depreciation and amortization                       (177)          (183)          (515)          (556)
                                             -----------    -----------    -----------    -----------
Income from operations                                34             54            632            656

Interest expense                                     (46)           (56)          (141)          (170)

Other non-operating income, net                       52             52            181            194
                                             -----------    -----------    -----------    -----------

Income before income taxes                            40             50            672            680

Income taxes                                         (16)           (23)          (260)          (249)
                                             -----------    -----------    -----------    -----------

Net income                                   $        24    $        27    $       412    $       431
                                             ===========    ===========    ===========    ===========
Earnings per share:
Basic and diluted                            $      0.01    $      0.01    $      0.09    $      0.09
                                             ===========    ===========    ===========    ===========

Weighted average common shares outstanding     4,583,348      4,583,348      4,583,348      4,583,348
                                             ===========    ===========    ===========    ===========


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